As filed with the Securities and Exchange Commission on

May 27, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON,

D.C. 20549
FORM S-8
REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933
THE CATO

CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of
incorporation)
56-0484485
(IRS Employer
Identification No.)

8100 Denmark Road
Charlotte, North Carolina 28723-5975
(Address of principal executive offices) (Zip Code)
THE CATO

CORPORATION 2013 EMPLOYEE STOCK

PURCHASE PLAN
(Amended and Restated as of April 1, 2021)
(Full title of the plan)
Mr.

John Howe
Executive Vice President and

Chief Financial Officer
The Cato Corporation
8100 Denmark Road
Charlotte, North Carolina 28273-5975
(704) 554-8510
(Name, Address, including Zip Code, and Telephone number,
Including Area Code, of Agent for Service)
---------------------------------------------------------------------
Copy to :
Patrick S. Bryant
Robinson Bradshaw & Hinson, P.

A.
101 North Tryon

Street
Charlotte, North Carolina 28246-0106
(704) 377-8366

Indicate by check mark whether the registrant is a large

accelerated filer, an accelerated filer,

a non-accelerated filer,
a smaller reporting company,

or an emerging growth company.

See the definitions of “large accelerated

filer,”
“accelerated filer,” “smaller reporting company”

and “emerging growth company”

in Rule 12b-2 of the Securities
Exchange Act of 1934, as amended.

Large accelerated filer ☐ Accelerated filer ☑
Non-accelerated filer ☐ Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company,

indicate by check mark if the registrant has elected not to

use the extended
transition period for complying with any new or revised financial accounting standards provided pursuant to
Section 7(a)(2)(B) of the Securities Act.

☐

CALCULATION OF

REGISTRATION

FEE

Title of securities
to be registered
Amount
to be
registered(1)
Proposed
maximum
offering price
per share(2)
Proposed
maximum
aggregate
offering price(2)
Amount of
registration fee
Class A Common Stock 250,000 Shares $15.28 $3,820,000 $416.76

(1) Pursuant

to Rule 416 under the Securities Act of 1933, as amended (the “Securities

Act”), this registration
statement also relates to an indeterminate number of additional shares registered hereunder in the event of a
stock split, stock dividend or other similar transaction.

(2) Estimated

solely for purposes of calculating the registration fee in accordance with Rule 457(c) and (h) under
the Securities Act on the basis of the average high and low prices for the Class A Common Stock of the
Registrant on May 24,

2021 as reported on the New York

Stock Exchange.

EXPLANATORY

NOTE

This Registration Statement on Form S-8 is filed by The Cato

Corporation, a Delaware Corporation (the “Company”
or the “Registrant”), to register an additional 250,000

Shares of Class A Common Stock of the Company issuable
under the Company’s 2013

Employee Stock Purchase Plan, Amended and Restated as of April 1,

2021 (the “Plan”).

The Company previously filed with the Securities and Exchange Commission

(the “SEC”) a registration statement
on Form S-8 (File No. 333-188990) registering 250,000

Shares of Class A Common Stock of the Company issuable
under the Plan (the “Prior Registration Statement”).

This Registration Statement relates to the same class as that to which the Prior Registration Statement relates and is
submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities.

Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated
herein by reference and made part of this Registration Statement,

except as amended or superseded hereby.

PART

I
INFORMATION

REQUIRED IN THE SECTION 10(a) PROSPECTUS
Information required by Part I to be contained in the Section 10(a)

prospectus relating to the Plan is omitted from
this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.
PART

II
INFORMATION

REQUIRED IN THE REGISTRATION

STATEMENT
Item 8. Exhibits
Exhibit
No. Description of Exhibit
4.1
The Cato Corporation 2013 Employee Stock Purchase Plan (Amended

and Restated as of April 1,
2021), incorporated by reference to Appendix A to 8-K of the

Company filed on April 8, 2021
5.1*
Opinion of Robinson Bradshaw & Hinson, P.A

23.1*
Consent of Robinson Bradshaw & Hinson, P.A.

(included in Exhibit 5.1)
23.2*
Consent of PricewaterhouseCoopers LLP
24 Powers of Attorney (included on the signature page hereto)

*Filed herewith.
[SIGNATURES ON

THE NEXT PAGE]

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended,

the registrant certifies that it has reasonable
grounds to believe that it meets all the requirements for filing on Form

S-8 and has duly caused this registration
statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North
Carolina, on this 27
th

day of May, 2021.
THE CATO CORPORATION
By:

/s/ John P.

D. Cato

John P.D.

Cato
Chairman, President and
Chief Executive Officer

Power of Attorney
.
Each person whose signature appears below constitutes and appoints

Mr. John P.D.

Cato and
Mr. John R. Howe as his or her

true and lawful attorney-in-fact and agent, with full power of substitution

and
resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all
further amendments (including post-effective amendments)

to this registration statement, and to file the same, with
all exhibits thereto, and other documents in connection therewith,

with the Securities and Exchange Commission,
granting unto said attorneys-in-fact and agents, and each of them,

full power and authority to do and perform each
and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and
purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and
agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration

Statement has been signed by the
following persons in the capacities and on the dates indicated

below.
Signature Title Date
/s/ John P.

D. Cato

John P.

D. Cato
Chairman, President and Chief Executive
Officer (Principal Executive Officer)
May 27, 2021
/s/ John R. Howe

John R. Howe
Executive Vice President and

Chief Financial
Officer (Principal Financial Officer)
May 27, 2021
/s/ Jeffrey R. Shock

Jeffrey R. Shock
Senior Vice President and Controller

(Principal
Accounting Officer)
May 27, 2021
/s/ Pamela L. Davies

Pamela L. Davies
Director May 27, 2021
/s/ Thomas B. Henson

Thomas B. Henson
Director May 27, 2021
/s/ Bryan F. Kennedy,

III

Bryan F. Kennedy,

III
Director May 27, 2021
/s/ Thomas E. Meckley

Thomas E. Meckley
Director May 27, 2021
/s/ Bailey W.

Patrick

Bailey W.

Patrick
Director May 27, 2021
/s/ D. Harding Stowe

D. Harding Stowe
Director May 27, 2021

/s/ Theresa J. Drew

Theresa J. Drew
Director May 27, 2021